FirstSun Capital Bancorp Reports Fourth Quarter and Full Year 2024 Results
Fourth Quarter 2024 Highlights:
•Net income of $16.4 million, $0.58 per diluted share (adjusted, $24.3 million, $0.86 per diluted share, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Net interest margin of 4.11%
•Return on average total assets of 0.81% (adjusted, 1.21%, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Return on average stockholders’ equity of 6.25% (adjusted, 9.30%, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Average deposit growth of 3.0%, annualized
•21.9% noninterest income to total revenue1
Denver, Colorado – January 27, 2025 – FirstSun Capital Bancorp (“FirstSun”) (NASDAQ: FSUN) reported net income of $16.4 million for the fourth quarter of 2024 compared to net income of $24.0 million for the fourth quarter of 2023. Earnings per diluted share were $0.58 for the fourth quarter of 2024 compared to $0.94 for the fourth quarter of 2023. Adjusted net income, a non-GAAP financial measure, was $24.3 million or $0.86 per diluted share for the fourth quarter of 2024.
Neal Arnold, FirstSun’s Chief Executive Officer and President, commented, “We are very pleased to deliver another strong quarter with positive operating leverage driving core earnings growth. Our performance highlights this quarter include a continued strong net interest margin at 4.11% and deposit growth, complemented by our diversified business mix with noninterest income to total revenue at 21.9%. Our consistent focus on our C&I, consumer and service fee businesses has enabled us to deliver strong earnings again this year. Further, our strong performance was recognized earlier this month by Kroll Bond Rating Agency, LLC as they affirmed our debt ratings, as well as the debt and deposit ratings for our subsidiary, Sunflower Bank, N.A.
“Also, we have recently taken a few branching related actions as part of our recurring evaluation of all our markets. We are pleased to announce that late in the fourth quarter of 2024, our regulator approved our planned relocation of a branch located in Albuquerque, New Mexico. Additionally, earlier in January 2025, we submitted applications with our regulator to establish two new depository branches, one in each of our San Diego and Los Angeles, CA expansion markets. We expect to add to our investment in these large and diverse growth markets. Finally, I want to thank all of our hard working employees for their continued service to all of our customers and their commitment to excellence.”
Fourth Quarter 2024 Results

Net income totaled $16.4 million, or $0.58 per diluted share, for the fourth quarter of 2024, compared to $22.4 million, or $0.79 per diluted share, for the prior quarter. Net income, for the fourth quarter of 2024, was negatively impacted by $5.8 million, net of tax, of terminated merger costs or $0.21 per diluted share, $1.5 million, net of tax, of costs to dispose of a majority of our ATMs and amend our associated service contract as we move to participating in a national ATM network, or $0.05 per diluted share, and a $0.6 million, net of tax, write-off of the Guardian Mortgage trade name as we consolidate our brand names or $0.02 per diluted share, compared to $1.2 million, net of tax, in terminated merger costs or $0.05 per diluted share, for the prior quarter.

The return on average total assets was 0.81% for the fourth quarter of 2024, compared to 1.13% for the prior quarter, and the return on average stockholders’ equity was 6.25% for the fourth quarter of 2024, compared to 8.79% for the prior quarter. Fourth quarter of 2024 non-recurring expenses, net of tax, negatively impacted return on average total assets by 0.40% and return on average stockholders’ equity by 3.05%. Third quarter of 2024 non-recurring expenses, net of tax, negatively impacted return on average total assets by 0.06% and return on average stockholders’ equity by 0.48%.
1 Total revenue is net interest income plus noninterest income.

Net Interest Income and Net Interest Margin
Net interest income totaled $77.0 million for the fourth quarter of 2024, an increase of $0.9 million compared to the prior quarter. Our net interest margin increased one basis point to 4.11% compared to the prior quarter. Results for the fourth quarter of 2024, compared to the prior quarter, were primarily driven by a decrease of 30 basis points in the cost of interest-bearing liabilities, largely offset by a decrease of 20 basis points in the yield on earning assets.
Average loans, including loans held-for-sale, increased by $21.2 million in the fourth quarter of 2024, compared to the prior quarter. Loan yield decreased by 16 basis points to 6.55% in the fourth quarter of 2024, compared to the prior quarter, primarily due to the declining interest rate environment and its impact on variable rate loans in the portfolio. Average interest-bearing deposits increased $35.8 million in the fourth quarter of 2024, compared to the prior quarter. Total cost of interest-bearing deposits decreased by 29 basis points to 2.87% in the fourth quarter of 2024, compared to the prior quarter, primarily due to a decrease in average certificates of deposit balances. Average FHLB borrowings decreased $13.7 million in the fourth quarter of 2024, compared to the prior quarter. The cost of FHLB borrowings decreased by 56 basis points to 5.05% in the fourth quarter of 2024, compared to the prior quarter.
Asset Quality and Provision for Credit Losses
The provision for credit losses totaled $4.9 million for the fourth quarter of 2024 primarily due to the combined impact of certain deteriorating factors influencing macroeconomic forecasts and deterioration on a specific customer relationship in our loan portfolio, partially offset by the release of a specific allowance for credit losses associated with the full pay-off of a previous nonperforming loan.
Net charge-offs (recoveries) for the fourth quarter of 2024 were $(0.5) million resulting in an annualized ratio of net charge-offs (recoveries) to average loans of (0.03)%, compared to net charge-offs of $1.4 million, or an annualized ratio of net-charge offs to average loans of 0.09% for the prior quarter.
The allowance for credit losses as a percentage of total loans was 1.38% at December 31, 2024, an increase of nine basis points from the prior quarter. The ratio of nonperforming assets to total assets was 0.92% at December 31, 2024, compared to 0.86% at September 30, 2024.
Noninterest Income
Noninterest income totaled $21.6 million for the fourth quarter of 2024, a decrease of $0.4 million from the prior quarter. Mortgage banking income increased $0.8 million for the fourth quarter of 2024, primarily due to an increase in net capitalized servicing values and a change in fair value of our MSR asset, net of hedging activity, partially offset by a decrease in revenue related to net sale gains and fees from mortgage loan originations, including fair value changes in the held-for-sale portfolio and hedging.
Other noninterest income decreased $1.1 million for the fourth quarter of 2024, primarily due to a decrease in the fair value of investments related to our deferred compensation plan. Noninterest income as a percentage of total revenue2 was 21.9%, a decrease of 0.5% from the prior quarter.
Noninterest Expense
Noninterest expense totaled $73.7 million for the fourth quarter of 2024, an increase of $9.0 million from the prior quarter, primarily due to an increase in terminated merger related expenses of $6.4 million from the prior quarter. Additional non-recurring expenses in the fourth quarter of 2024 include $2.0 million of costs to dispose of a majority of our ATMs and amend our associated service contract as we move to participating in a national ATM network, and a $0.8 million write-off of the Guardian Mortgage trade name as we are in the process of rebranding our residential mortgage business as Sunflower Bank Mortgage Lending. Adjusted noninterest expense, a non-GAAP financial measure, totaled $62.8 million for the fourth quarter of 2024, a decrease of $0.2 million from the prior quarter.
2 Total revenue is net interest income plus noninterest income.

The efficiency ratio for the fourth quarter of 2024 was 74.66% compared to 65.83% for the prior quarter. The adjusted efficiency ratio, a non-GAAP financial measure, for the fourth quarter of 2024 was 63.63% compared to 64.16% for the prior quarter.
Tax Rate
The effective tax rate was 18.9% for the fourth quarter of 2024, compared to 21.5% for the prior quarter.
Loans
Loans were $6.4 billion at December 31, 2024 and September 30, 2024, decreasing by $67.4 million in the fourth quarter of 2024, primarily due to a decrease of $68.8 million of non-owner occupied commercial real estate loans.
Deposits
Deposits were $6.7 billion at December 31, 2024 compared to $6.6 billion at September 30, 2024, an increase of $22.4 million in the fourth quarter of 2024, or 1.3% on an annualized basis. In the fourth quarter, $40.2 million in interest-bearing demand accounts growth and $225.3 million in savings accounts and money market accounts growth were partially offset by a decline of $233.9 million in certificate of deposit accounts. Average deposits were $6.6 billion for the fourth quarter of 2024 and the prior quarter, increasing $48.7 million in the fourth quarter of 2024, or 3.0% on an annualized basis. Noninterest-bearing deposit accounts represented 23.1% of total deposits at December 31, 2024 and the loan-to-deposit ratio was 95.6% at December 31, 2024.
The ratio of total uninsured deposits to total deposits was estimated to be 34.8% at December 31, 2024, compared to 32.7% at September 30, 2024. The ratio of total uninsured and uncollateralized deposits to total deposits was estimated to be 25.2% at December 31, 2024, compared to 26.8% at September 30, 2024.3
Capital
Capital ratios remain strong and above “well-capitalized” thresholds. As of December 31, 2024, our common equity tier 1 risk-based capital ratio was 13.18%, total risk-based capital ratio was 15.42% and tier 1 leverage ratio was 12.11%. Book value per share was $37.58 at December 31, 2024, an increase of $0.20 from September 30, 2024. Tangible book value per share, a non-GAAP financial measure, was $33.94 at December 31, 2024, an increase of $0.26 from September 30, 2024.

3 Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A.

Full Year 2024 Results
Full Year Highlights:
•Net income of $75.6 million, $2.69 per diluted share (adjusted, $87.7 million, $3.13 per diluted share, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Net interest margin of 4.06%
•Return on average total assets of 0.96% (adjusted, 1.12%, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Return on average stockholders’ equity of 7.56% (adjusted, 8.77%, see the “Non-GAAP Financial Measures and Reconciliations” below)
•Average deposit growth of 5.8%
•Loan growth of 1.7%
•23.2% fee revenue to total revenue4
Net income totaled $75.6 million, or $2.69 per diluted share, in 2024, compared to $103.5 million, or $4.08 per diluted share, in 2023. Adjusted net income, a non-GAAP financial measure, was $87.7 million, or $3.13 per diluted share, in 2024. The return on average total assets was 0.96% in 2024, compared to 1.38% in 2023, and the return on average stockholders’ equity was 7.56% in 2024, compared to 12.50% in 2023. Adjusted return on average total assets and adjusted return on average stockholders’ equity, each a non-GAAP financial measure, were 1.12% and 8.77% respectively in 2024.
Net Interest Income and Net Interest Margin
Net interest income totaled $296.9 million in 2024, an increase of $3.5 million compared to 2023. Our net interest margin decreased 17 basis points to 4.06% in 2024, compared to 2023. Results in 2024, compared to the prior year, were driven by an increase of 66 basis points in the cost of interest-bearing liabilities, partially offset by an increase of 32 basis points in yield on earning assets.
Average loans, including loans held-for-sale, increased by $232.1 million in 2024, compared to 2023. Loan yield increased by 34 basis points to 6.58% in 2024, compared to 2023, primarily due to higher yields on new originations as compared to amortizing and maturing balances. Average deposits increased $490.3 million in 2024, compared to 2023. Total cost of deposits increased by 76 basis points to 3.03% in 2024, compared to 2023, primarily due to continued intense competition for deposits amidst the elevated interest rate environment. Average FHLB borrowings decreased $144.8 million in 2024, compared to 2023. The cost of FHLB borrowings increased by 43 basis points to 5.48% in 2024, compared to 2023.
Asset Quality and Provision for Credit Losses
The provision for credit losses totaled $27.6 million in 2024, an increase of $9.3 million compared to 2023, primarily due to a $13.6 million provision for credit loss on a specific customer in our commercial and industrial (C&I) loan portfolio in 2024.
Net charge-offs in 2024 were $20.4 million, or a ratio of net charge-offs to average loans of 0.32%, compared to net charge-offs of $7.8 million, or a ratio of net charge-offs to average loans of 0.13%, in 2023. The increase in net charge-offs in 2024 is primarily due to a $16.7 million net charge-off on a specific customer in our C&I loan portfolio.
The allowance for credit losses as a percentage of total loans was 1.38% at December 31, 2024, compared to 1.28% at December 31, 2023. The ratio of nonperforming assets to total assets was 0.92% at December 31, 2024, compared to 0.85% at December 31, 2023.

4 Total revenue is net interest income plus noninterest income.

Noninterest Income
Noninterest income totaled $89.8 million during 2024, an increase of $10.7 million from 2023. Mortgage banking income increased $7.6 million in 2024, primarily due to an increase in revenue related to net sale gains and fees from mortgage loan originations, including fair value changes in the held-for-sale portfolio and hedging, an increase in net capitalized servicing values, and a change in fair value of our MSR asset, net of hedging activity.
Treasury management service fees increased $3.1 million in 2024, primarily due to growth in services provided to our business customers, as compared to 2023. Noninterest income as a percentage of total revenue5 totaled 23.2% in 2024, compared to 21.2% in 2023.
Noninterest Expense
Noninterest expense totaled $264.0 million in 2024, an increase of $41.2 million from 2023, primarily due to an increase in salaries and benefits of $21.8 million as a result of increased head count of C&I bankers and higher levels of variable compensation associated with an increase in mortgage loan originations.
Noninterest expense in 2024 included terminated merger related expenses of $13.2 million. Additional non-recurring expenses include $2.0 million of costs to dispose of a majority of our ATMs and amend our associated service contract as we move to participating in a national ATM network, and a $0.8 million write-off of the Guardian Mortgage trade name as we are in the process of rebranding our residential mortgage business as Sunflower Bank Mortgage Lending. Adjusted noninterest expense, a non-GAAP financial measure, totaled $248.0 million in 2024, an increase of $25.2 million from 2023.
The efficiency ratio for 2024 was 68.28% compared to 59.81% in 2023. The adjusted efficiency ratio, a non-GAAP financial measure, in 2024 was 64.13% compared to 59.81% in 2023.
Tax Rate
The effective tax rate was 20.5% in 2024, compared to 21.3% in 2023.
Loans
Loans were $6.4 billion at December 31, 2024 compared to $6.3 billion at December 31, 2023, an increase of $109.3 million or 1.7%. Growth in C&I, owner occupied commercial real estate, construction and land loans, and residential real estate loans were partially offset by a decline in non-owner occupied commercial real estate, multifamily, and public finance loans.
Deposits
Average deposits were $6.5 billion for the year ending December 31, 2024, compared to $6.2 billion for the prior year, an increase of $354.9 million or 5.8%. Noninterest-bearing deposit accounts represented 23.1% of total deposits at December 31, 2024 and the loan-to-deposit ratio was 95.6% at December 31, 2024.
The ratio of total uninsured deposits to total deposits was estimated to be 34.8% at December 31, 2024. The ratio of total uninsured and uncollateralized deposits to total deposits was estimated to be 25.2% at December 31, 2024.6
Capital
Capital ratios remain strong and above “well-capitalized” thresholds. As of December 31, 2024, our common equity tier 1 risk-based capital ratio was 13.18%, total risk-based capital ratio was 15.42% and tier 1 leverage ratio was 12.11%. Book value per share was $37.58 at December 31, 2024, an increase of $2.44 from December 31, 2023.
5 Total revenue is net interest income plus noninterest income.
6 Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A.

Tangible book value per share, a non-GAAP financial measure, was $33.94 at December 31, 2024, an increase of $2.98 from December 31, 2023.

Non-GAAP Financial Measures
This press release (including the tables beginning on page 19) contains financial measures determined by methods other than in accordance with principles generally accepted in the United States (“GAAP”). FirstSun management uses these non-GAAP financial measures in their analysis of FirstSun’s performance and the efficiency of its operations. Management believes these non-GAAP measures provide a greater understanding of ongoing operations, enhance comparability of results with prior periods and demonstrate the effects of significant items in the current period. FirstSun believes a meaningful analysis of its financial performance requires an understanding of the factors underlying that performance. FirstSun management believes investors may find these non-GAAP financial measures useful. These non-GAAP financial measures, however, should not be viewed as a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Below is a listing of the non-GAAP measures used in this press release:
•Tangible stockholders’ equity to tangible assets;
•Tangible stockholders’ equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax;
•Tangible book value per share;
•Adjusted net income;
•Adjusted diluted earnings per share;
•Adjusted return on average total assets;
•Adjusted return on average stockholders’ equity;
•Return on average tangible stockholders’ equity;
•Adjusted return on average tangible stockholders’ equity;
•Adjusted total noninterest expense;
•Adjusted efficiency ratio; and
•Fully tax equivalent (“FTE”) net interest income and net interest margin.
The tables beginning on page 19 provide a reconciliation of each non-GAAP financial measure contained in this press release to the most comparable GAAP equivalent.
About FirstSun Capital Bancorp
FirstSun Capital Bancorp, headquartered in Denver, Colorado, is the financial holding company for Sunflower Bank, N.A., which operates as Sunflower Bank, First National 1870 and Guardian Mortgage, which we are in the process of rebranding as Sunflower Bank Mortgage Lending. Sunflower Bank provides a full range of relationship-focused services to meet personal, business and wealth management financial objectives, with a branch network in five states and mortgage capabilities in 43 states. FirstSun had total consolidated assets of $8.1 billion as of December 31, 2024.
First National 1870 and Guardian Mortgage are divisions of Sunflower Bank, N.A. To learn more, visit ir.firstsuncb.com, SunflowerBank.com, FirstNational1870.com or GuardianMortgageOnline.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In general, forward-looking statements usually may be identified through use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential,” or the negative of these terms or other comparable terminology, and include statements our expectations to expand in the San Diego and Los Angeles markets. Forward-looking statements are not historical facts and represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.
Factors that could cause or contribute to such differences include, but are not limited to (1) the risk regulators may delay or disapprove our branch applications, (2) the possibility that we may be unable to obtain suitable locations for the operation of branches in those markets, (3) the possibility that we may be unable to attract or retain suitable employees in the numbers required to support such expansion, and (4) general competitive, economic, political and market conditions.
Many of these factors are beyond FirstSun’s ability to control or predict. If one or more events related to these or other risks or uncertainties materialize, or if the underlying assumptions prove to be incorrect, actual results may differ materially from the forward-looking statements. Accordingly, shareholders and investors should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date of this communication, and FirstSun undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. New risks and uncertainties may emerge from time to time, and it is not possible for FirstSun to predict their occurrence or how they will affect FirstSun.
FirstSun qualifies all forward-looking statements by these cautionary statements.

Summary Data:

	As of and for the quarter ended
($ in thousands, except per share amounts)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net interest income	$77,047	$76,158	$72,899	$70,806	$72,069
Provision for credit losses	4,850	5,000	1,200	16,500	6,575
Noninterest income	21,635	22,075	23,274	22,808	17,221
Noninterest expense	73,673	64,664	63,875	61,828	52,308
Income before income taxes	20,159	28,569	31,098	15,286	30,407
Provision for income taxes	3,809	6,147	6,538	2,990	6,393
Net income	16,350	22,422	24,560	12,296	24,014
Adjusted net income (1)	24,316	23,655	25,181	14,592	24,014
Weighted average common shares outstanding, basic	27,668,470	27,612,538	27,430,761	27,019,625	24,953,764
Weighted average common shares outstanding, diluted	28,290,474	28,212,809	28,031,956	27,628,941	25,472,017
Diluted earnings per share	$0.58	$0.79	$0.88	$0.45	$0.94
Adjusted diluted earnings per share (1)	$0.86	$0.84	$0.90	$0.53	$0.94
Return on average total assets	0.81%	1.13%	1.26%	0.64%	1.26%
Adjusted return on average total assets (1)	1.21%	1.19%	1.29%	0.76%	1.26%
Return on average stockholders' equity	6.25%	8.79%	10.03%	5.15%	11.19%
Adjusted return on average stockholders' equity (1)	9.30%	9.27%	10.28%	6.11%	11.19%
Return on average tangible stockholders' equity (1)	7.40%	10.00%	11.44%	6.08%	13.09%
Adjusted return on average tangible stockholders' equity (1)	10.78%	10.54%	11.73%	7.16%	13.09%
Net interest margin	4.11%	4.10%	4.02%	3.99%	4.08%
Net interest margin (FTE basis) (1)	4.17%	4.16%	4.08%	4.06%	4.15%
Efficiency ratio	74.66%	65.83%	66.42%	66.05%	58.58%
Adjusted efficiency ratio (1)	63.63%	64.16%	65.33%	63.39%	58.58%
Noninterest income to total revenue (2)	21.9%	22.5%	24.2%	24.4%	19.3%
Total assets	$8,097,387	$8,138,487	$7,999,295	$7,781,601	$7,879,724
Total loans held-for-sale	61,825	72,247	66,571	56,813	54,212
Total loans held-for-investment	6,376,357	6,443,756	6,337,162	6,284,868	6,267,096
Total deposits	6,672,260	6,649,880	6,619,525	6,445,388	6,374,103
Total stockholders' equity	1,041,366	1,034,085	996,599	964,662	877,197
Loan to deposit ratio	95.6%	96.9%	95.7%	97.5%	98.3%
Period end common shares outstanding	27,709,679	27,665,918	27,443,246	27,442,943	24,960,639
Book value per share	$37.58	$37.38	$36.31	$35.15	$35.14
Tangible book value per share (1)	$33.94	$33.68	$32.56	$31.37	$30.96
(1) Represents a non-GAAP financial measure. See the tables beginning on page 19 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
(2) Total revenue is net interest income plus noninterest income.

	As of and for the year ended
($ in thousands, except per share amounts)	December 31, 2024	December 31, 2023
Net interest income	$296,910	$293,431
Provision for credit losses	27,550	18,247
Noninterest income	89,792	79,092
Noninterest expense	264,040	222,793
Income before income taxes	95,112	131,483
Provision for income taxes	19,484	27,950
Net income	75,628	103,533
Adjusted net income (1)	87,744	103,533
Weighted average common shares outstanding, basic	27,433,865	24,938,359
Weighted average common shares outstanding, diluted	28,067,273	25,387,196
Diluted earnings per share	$2.69	$4.08
Adjusted diluted earnings per share (1)	$3.13	$4.08
Return on average total assets	0.96%	1.38%
Adjusted return on average total assets (1)	1.12%	1.38%
Return on average stockholders' equity	7.56%	12.50%
Adjusted return on average stockholders’ equity (1)	8.77%	12.50%
Return on average tangible stockholders' equity (1)	8.74%	14.88%
Adjusted return on average tangible stockholders' equity (1)	10.09%	14.88%
Net interest margin	4.06%	4.23%
Net interest margin (FTE basis) (1)	4.12%	4.29%
Efficiency ratio	68.28%	59.81%
Adjusted efficiency ratio (1)	64.13%	59.81%
Noninterest income to total revenue (2)	23.2%	21.2%
Total assets	$8,097,387	$7,879,724
Total loans held-for-sale	61,825	54,212
Total loans held-for-investment	6,376,357	6,267,096
Total deposits	6,672,260	6,374,103
Total stockholders' equity	1,041,366	877,197
Loan to deposit ratio	95.6%	98.3%
Period end common shares outstanding	27,709,679	24,960,639
Book value per share	$37.58	$35.14
Tangible book value per share (1)	$33.94	$30.96
(1) Represents a non-GAAP financial measure. See the tables beginning on page 19 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
(2) Total revenue is net interest income plus noninterest income.

Condensed Consolidated Statements of Income (Unaudited):

	For the quarter ended		For the year ended
($ in thousands, except per share amounts)	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Total interest income	$116,039	$109,974	$459,540	$413,684
Total interest expense	38,992	37,905	162,630	120,253
Net interest income	77,047	72,069	296,910	293,431
Provision for credit losses	4,850	6,575	27,550	18,247
Net interest income after provision for credit losses	72,197	65,494	269,360	275,184
Noninterest income:
Service charges on deposits	2,219	2,468	9,495	9,940
Treasury management service fees	3,982	3,075	14,829	11,724
Credit and debit card fees	2,706	2,920	11,153	11,681
Trust and investment advisory fees	1,436	1,356	5,787	5,693
Mortgage banking income, net	9,631	4,883	39,014	31,384
Other noninterest income	1,661	2,519	9,514	8,670
Total noninterest income	21,635	17,221	89,792	79,092
Noninterest expense:
Salaries and benefits	38,498	30,158	154,985	133,231
Occupancy and equipment	9,865	8,449	36,282	33,426
Amortization of intangible assets	1,431	829	3,549	4,822
Terminated merger related expenses	8,010	—	13,178	—
Other noninterest expenses	15,869	12,872	56,046	51,314
Total noninterest expense	73,673	52,308	264,040	222,793
Income before income taxes	20,159	30,407	95,112	131,483
Provision for income taxes	3,809	6,393	19,484	27,950
Net income	$16,350	$24,014	$75,628	$103,533
Earnings per share - basic	$0.59	$0.96	$2.76	$4.15
Earnings per share - diluted	$0.58	$0.94	$2.69	$4.08

	For the quarter ended
($ in thousands, except per share amounts)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Total interest income	$116,039	$118,932	$114,529	$110,040	$109,974
Total interest expense	38,992	42,774	41,630	39,234	37,905
Net interest income	77,047	76,158	72,899	70,806	72,069
Provision for credit losses	4,850	5,000	1,200	16,500	6,575
Net interest income after provision for credit losses	72,197	71,158	71,699	54,306	65,494
Noninterest income:
Service charges on deposits	2,219	2,560	2,372	2,344	2,468
Treasury management service fees	3,982	3,748	3,631	3,468	3,075
Credit and debit card fees	2,706	2,738	2,950	2,759	2,920
Trust and investment advisory fees	1,436	1,395	1,493	1,463	1,356
Mortgage banking income, net	9,631	8,838	11,043	9,502	4,883
Other noninterest income	1,661	2,796	1,785	3,272	2,519
Total noninterest income	21,635	22,075	23,274	22,808	17,221
Noninterest expense:
Salaries and benefits	38,498	39,306	39,828	37,353	30,158
Occupancy and equipment	9,865	9,121	8,701	8,595	8,449
Amortization of intangible assets	1,431	651	652	815	829
Terminated merger related expenses	8,010	1,633	1,046	2,489	—
Other noninterest expenses	15,869	13,953	13,648	12,576	12,872
Total noninterest expense	73,673	64,664	63,875	61,828	52,308
Income before income taxes	20,159	28,569	31,098	15,286	30,407
Provision for income taxes	3,809	6,147	6,538	2,990	6,393
Net income	$16,350	$22,422	$24,560	$12,296	$24,014
Earnings per share - basic	$0.59	$0.81	$0.90	$0.46	$0.96
Earnings per share - diluted	$0.58	$0.79	$0.88	$0.45	$0.94

Condensed Consolidated Balance Sheets as of (Unaudited):

($ in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Assets
Cash and cash equivalents	$615,917	$573,674	$535,766	$383,605	$479,362
Securities available-for-sale, at fair value	469,076	496,811	491,649	499,078	516,757
Securities held-to-maturity	35,242	35,885	36,310	36,640	36,983
Loans held-for-sale, at fair value	61,825	72,247	66,571	56,813	54,212
Loans	6,376,357	6,443,756	6,337,162	6,284,868	6,267,096
Allowance for credit losses	(88,221)	(83,159)	(78,960)	(79,829)	(80,398)
Loans, net	6,288,136	6,360,597	6,258,202	6,205,039	6,186,698
Mortgage servicing rights, at fair value	84,258	78,799	80,744	78,416	76,701
Premises and equipment, net	82,483	82,532	83,320	84,063	84,842
Other real estate owned and foreclosed assets, net	5,138	4,478	4,497	4,414	4,100
Goodwill	93,483	93,483	93,483	93,483	93,483
Intangible assets, net	7,434	8,866	9,517	10,168	10,984
All other assets	354,395	331,115	339,236	329,882	335,602
Total assets	$8,097,387	$8,138,487	$7,999,295	$7,781,601	$7,879,724
Liabilities and Stockholders' Equity
Liabilities:
Deposits:
Noninterest-bearing demand deposit accounts	$1,541,158	$1,554,762	$1,562,308	$1,517,315	$1,530,506
Interest-bearing deposit accounts:
Interest-bearing demand accounts	685,865	645,647	538,232	542,184	534,540
Savings and money market accounts	2,834,123	2,608,808	2,505,439	2,473,255	2,446,632
NOW accounts	45,539	41,234	42,687	39,181	56,819
Certificate of deposit accounts	1,565,575	1,799,429	1,970,859	1,873,453	1,805,606
Total deposits	6,672,260	6,649,880	6,619,525	6,445,388	6,374,103
Securities sold under agreements to repurchase	14,699	10,913	20,408	20,423	24,693
Federal Home Loan Bank advances	135,000	215,000	145,000	144,810	389,468
Other borrowings	75,841	75,709	75,577	75,445	75,313
Other liabilities	158,221	152,900	142,186	130,873	138,950
Total liabilities	7,056,021	7,104,402	7,002,696	6,816,939	7,002,527
Stockholders' equity:
Preferred stock	—	—	—	—	—
Common stock	3	3	3	3	2
Additional paid-in capital	547,325	547,271	543,339	542,582	462,680
Retained earnings	533,150	516,800	494,378	469,818	457,522
Accumulated other comprehensive loss, net	(39,112)	(29,989)	(41,121)	(47,741)	(43,007)
Total stockholders' equity	1,041,366	1,034,085	996,599	964,662	877,197
Total liabilities and stockholders' equity	$8,097,387	$8,138,487	$7,999,295	$7,781,601	$7,879,724

Consolidated Capital Ratios as of:

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Stockholders' equity to total assets	12.86%	12.71%	12.46%	12.40%	11.13%
Tangible stockholders' equity to tangible assets (1)	11.76%	11.59%	11.32%	11.21%	9.94%
Tangible stockholders' equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax (1) (2)	11.71%	11.56%	11.27%	11.17%	9.90%
Tier 1 leverage ratio	12.11%	11.96%	11.83%	11.73%	10.52%
Common equity tier 1 risk-based capital ratio	13.18%	13.06%	12.80%	12.54%	11.10%
Tier 1 risk-based capital ratio	13.18%	13.06%	12.80%	12.54%	11.10%
Total risk-based capital ratio	15.42%	15.25%	14.95%	14.73%	13.25%
(1) Represents a non-GAAP financial measure. See the tables beginning on page 19 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.
(2) Tangible stockholders’ equity and tangible assets have been adjusted to reflect net unrealized losses on held-to-maturity securities, net of tax.

Summary of Net Interest Margin:

	For the quarter ended				For the year ended
	December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
(In thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest Earning Assets
Loans (1)	6,481,701	6.55%	6,280,362	6.51%	6,410,520	6.58%	6,178,414	6.24%
Investment securities	519,221	3.42%	538,348	3.28%	529,209	3.49%	554,433	3.07%
Interest-bearing cash and other assets	491,326	4.50%	247,978	5.50%	380,967	5.02%	202,720	5.43%
Total earning assets	7,492,248	6.20%	7,066,688	6.22%	7,320,696	6.28%	6,935,567	5.96%
Other assets	542,862		563,368		543,650		556,083
Total assets	$8,035,110		$7,630,056		$7,864,346		$7,491,650

Interest-bearing liabilities
Demand and NOW deposits	$703,087	3.46%	$510,982	3.45%	$633,123	3.63%	$385,424	3.00%
Savings deposits	404,762	0.65%	457,679	0.93%	412,941	0.69%	453,654	0.59%
Money market deposits	2,348,328	2.24%	2,063,383	1.82%	2,161,618	2.11%	2,122,410	1.33%
Certificates of deposits	1,589,721	4.10%	1,825,325	4.54%	1,756,755	4.51%	1,512,638	3.89%
Total deposits	5,045,898	2.87%	4,857,369	2.93%	4,964,437	3.03%	4,474,126	2.27%
Repurchase agreements	10,964	1.46%	23,457	1.06%	15,557	1.21%	28,316	0.80%
Total deposits and repurchase agreements	5,056,862	2.87%	4,880,826	2.92%	4,979,994	3.03%	4,502,442	2.26%
FHLB borrowings	121,957	5.05%	74,146	5.64%	124,833	5.48%	269,613	5.05%
Other long-term borrowings	75,778	6.44%	75,249	6.62%	75,586	6.55%	78,654	6.42%
Total interest-bearing liabilities	5,254,597	2.97%	5,030,221	3.01%	5,180,413	3.14%	4,850,709	2.48%
Noninterest-bearing deposits	1,581,571		1,597,672		1,542,808		1,678,240
Other liabilities	152,552		143,416		140,529		134,599
Stockholders' equity	1,046,390		858,747		1,000,596		828,102
Total liabilities and stockholders' equity	$8,035,110		$7,630,056		$7,864,346		$7,491,650

Net interest spread		3.23%		3.21%		3.14%		3.48%
Net interest margin		4.11%		4.08%		4.06%		4.23%
Net interest margin (on FTE basis) (2)		4.17%		4.15%		4.12%		4.29%
(1) Includes loans held-for-investment, including nonaccrual loans, and loans held-for-sale.
(2) Represents a non-GAAP financial measure. See the tables beginning on page 19 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

	For the quarter ended
	December 31, 2024		September 30, 2024		June 30, 2024		March 31, 2024		December 31, 2023
(In thousands)	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
Interest Earning Assets
Loans (1)	6,481,701	6.55%	6,460,484	6.71%	6,384,709	6.59%	6,313,855	6.48%	6,280,362	6.51%
Investment securities	519,221	3.42%	527,241	3.62%	523,545	3.65%	546,960	3.28%	538,348	3.28%
Interest-bearing cash and other assets	491,326	4.50%	442,632	5.17%	348,509	5.25%	239,508	5.49%	247,978	5.50%
Total earning assets	7,492,248	6.20%	7,430,357	6.40%	7,256,763	6.31%	7,100,323	6.20%	7,066,688	6.22%
Other assets	542,862		534,740		548,465		548,642		563,368
Total assets	$8,035,110		$7,965,097		$7,805,228		$7,648,965		$7,630,056

Interest-bearing liabilities
Demand and NOW deposits	$703,087	3.46%	$657,537	3.75%	$621,343	3.80%	$549,491	3.54%	$510,982	3.45%
Savings deposits	404,762	0.65%	411,526	0.72%	413,699	0.69%	421,882	0.69%	457,679	0.93%
Money market deposits	2,348,328	2.24%	2,140,552	2.25%	2,092,449	2.01%	2,063,321	1.93%	2,063,383	1.82%
Certificates of deposits	1,589,721	4.10%	1,800,502	4.58%	1,823,522	4.69%	1,814,629	4.60%	1,825,325	4.54%
Total deposits	5,045,898	2.87%	5,010,117	3.16%	4,951,013	3.11%	4,849,323	3.00%	4,857,369	2.93%
Repurchase agreements	10,964	1.46%	13,528	1.29%	16,553	1.15%	21,254	1.06%	23,457	1.06%
Total deposits and repurchase agreements	5,056,862	2.87%	5,023,645	3.16%	4,967,566	3.10%	4,870,577	2.99%	4,880,826	2.92%
FHLB borrowings	121,957	5.05%	135,641	5.61%	130,871	5.67%	110,777	5.56%	74,146	5.64%
Other long-term borrowings	75,778	6.44%	75,654	6.58%	75,522	6.59%	75,389	6.62%	75,249	6.62%
Total interest-bearing liabilities	5,254,597	2.97%	5,234,940	3.27%	5,173,959	3.22%	5,056,743	3.10%	5,030,221	3.01%
Noninterest-bearing deposits	1,581,571		1,568,685		1,517,560		1,502,707		1,597,672
Other liabilities	152,552		141,206		133,845		134,370		143,416
Stockholders' equity	1,046,390		1,020,266		979,864		955,145		858,747
Total liabilities and stockholders' equity	$8,035,110		$7,965,097		$7,805,228		$7,648,965		$7,630,056

Net interest spread		3.23%		3.13%		3.09%		3.10%		3.21%
Net interest margin		4.11%		4.10%		4.02%		3.99%		4.08%
Net interest margin (on FTE basis) (2)		4.17%		4.16%		4.08%		4.06%		4.15%
(1) Includes loans held-for-investment, including nonaccrual loans, and loans held-for-sale.
(2) Represents a non-GAAP financial measure. See the tables beginning on page 19 for a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Deposits as of:

($ in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Consumer
Noninterest bearing deposit accounts	$410,303	$397,880	$414,795	$356,732	$360,168
Interest-bearing deposit accounts:
Demand and NOW deposits	61,987	61,929	42,903	38,625	36,162
Savings deposits	326,916	331,811	334,741	340,086	343,291
Money market deposits	1,516,577	1,333,486	1,243,355	1,229,239	1,196,645
Certificates of deposits	1,069,704	1,247,348	1,438,792	1,437,590	1,437,537
Total interest-bearing deposit accounts	2,975,184	2,974,574	3,059,791	3,045,540	3,013,635
Total consumer deposits	$3,385,487	$3,372,454	$3,474,586	$3,402,272	$3,373,803
Business
Noninterest bearing deposit accounts	$1,130,855	$1,156,882	$1,147,513	$1,160,583	$1,170,338
Interest-bearing deposit accounts:
Demand and NOW deposits	669,417	624,952	538,016	502,726	555,197
Savings deposits	75,422	77,744	77,931	80,226	80,802
Money market deposits	915,208	865,767	849,412	823,704	825,811
Certificates of deposits	51,131	62,187	90,189	97,854	87,407
Total interest-bearing deposit accounts	1,711,178	1,630,650	1,555,548	1,504,510	1,549,217
Total business deposits	$2,842,033	$2,787,532	$2,703,061	$2,665,093	$2,719,555
Wholesale deposits (1)	$444,740	$489,894	$441,878	$378,023	$280,745
Total deposits	$6,672,260	$6,649,880	$6,619,525	$6,445,388	$6,374,103
(1) Wholesale deposits primarily consist of brokered deposits included in our condensed consolidated balance sheets within certificates of deposits.
Balance Sheet Ratios as of:

	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Cash to total assets (1)	7.50%	6.90%	6.60%	4.80%	6.00%
Loan to deposit ratio	95.6%	96.9%	95.7%	97.5%	98.3%
Uninsured deposits to total deposits (2)	34.8%	32.7%	32.1%	32.0%	31.2%
Uninsured and uncollateralized deposits to total deposits (2)	25.2%	26.8%	25.5%	25.2%	25.1%
Wholesale deposits and borrowings to total liabilities (3)	8.2%	9.9%	8.4%	7.7%	9.6%
(1) Cash consists of cash and amounts due from banks and interest-bearing deposits with other financial institutions.
(2) Uninsured deposits and uninsured and uncollateralized deposits are reported for our wholly-owned subsidiary Sunflower Bank, N.A. and are estimated.
(3) Wholesale deposits primarily consist of brokered deposits included in our condensed consolidated balance sheets within certificates of deposits. Wholesale borrowings consist of FHLB overnight and term advances.

Loan Portfolio as of:

($ in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Commercial and industrial	$2,497,772	$2,527,636	$2,431,110	$2,480,078	$2,467,688
Commercial real estate:
Non-owner occupied	752,861	821,670	866,999	836,515	812,235
Owner occupied	702,773	700,325	660,511	642,930	635,365
Construction and land	362,677	333,457	350,878	326,447	345,430
Multifamily	94,355	95,125	94,220	94,898	103,066
Total commercial real estate	1,912,666	1,950,577	1,972,608	1,900,790	1,896,096
Residential real estate	1,180,610	1,172,459	1,146,989	1,109,676	1,110,610
Public Finance	554,784	536,776	537,872	579,991	602,913
Consumer	41,345	45,267	42,129	40,317	36,371
Other	189,180	211,041	206,454	174,016	153,418
Total loans, net of deferred costs, fees, premiums, and discounts	$6,376,357	$6,443,756	$6,337,162	$6,284,868	$6,267,096
Asset Quality:

	As of and for the quarter ended
($ in thousands)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net charge-offs (recoveries)	$(462)	$1,401	$2,009	$17,429	$4,743
Allowance for credit losses	$88,221	$83,159	$78,960	$79,829	$80,398
Nonperforming loans, including nonaccrual loans, and accrual loans greater than 90 days past due	$69,050	$65,824	$62,558	$57,599	$63,143
Nonperforming assets	$74,188	$70,302	$67,055	$62,013	$67,243
Ratio of net charge-offs (recoveries) to average loans outstanding	(0.03)%	0.09%	0.13%	1.11%	0.30%
Allowance for credit losses to total loans outstanding	1.38%	1.29%	1.25%	1.27%	1.28%
Allowance for credit losses to total nonperforming loans	127.76%	126.34%	126.22%	138.59%	127.33%
Nonperforming loans to total loans	1.08%	1.02%	0.99%	0.92%	1.01%
Nonperforming assets to total assets	0.92%	0.86%	0.84%	0.80%	0.85%

Non-GAAP Financial Measures and Reconciliations:

	As of and for the quarter ended					As of and for the year ended
($ in thousands, except share and per share amounts)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Tangible stockholders’ equity to tangible assets:
Total stockholders' equity (GAAP)	$1,041,366	$1,034,085	$996,599	$964,662	$877,197	$1,041,366	$877,197
Less: Goodwill and other intangible assets:
Goodwill	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)
Other intangible assets	(7,434)	(8,866)	(9,517)	(10,168)	(10,984)	(7,434)	(10,984)
Tangible stockholders' equity (non-GAAP)	$940,449	$931,736	$893,599	$861,011	$772,730	$940,449	$772,730
Total assets (GAAP)	$8,097,387	$8,138,487	$7,999,295	$7,781,601	$7,879,724	$8,097,387	$7,879,724
Less: Goodwill and other intangible assets:
Goodwill	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)	(93,483)
Other intangible assets	(7,434)	(8,866)	(9,517)	(10,168)	(10,984)	(7,434)	(10,984)
Tangible assets (non-GAAP)	$7,996,470	$8,036,138	$7,896,295	$7,677,950	$7,775,257	$7,996,470	$7,775,257
Total stockholders' equity to total assets (GAAP)	12.86%	12.71%	12.46%	12.40%	11.13%	12.86%	11.13%
Less: Impact of goodwill and other intangible assets	(1.10)%	(1.12)%	(1.14)%	(1.19)%	(1.19)%	(1.10)%	(1.19)%
Tangible stockholders' equity to tangible assets (non-GAAP)	11.76%	11.59%	11.32%	11.21%	9.94%	11.76%	9.94%
Tangible stockholders’ equity to tangible assets, reflecting net unrealized losses on HTM securities, net of tax:
Tangible stockholders' equity (non-GAAP)	$940,449	$931,736	$893,599	$861,011	$772,730	$940,449	$772,730
Less: Net unrealized losses on HTM securities, net of tax	(4,292)	(2,852)	(3,949)	(4,236)	(3,629)	(4,292)	(3,629)
Tangible stockholders’ equity less net unrealized losses on HTM securities, net of tax (non-GAAP)	$936,157	$928,884	$889,650	$856,775	$769,101	$936,157	$769,101
Tangible assets (non-GAAP)	$7,996,470	$8,036,138	$7,896,295	$7,677,950	$7,775,257	$7,996,470	$7,775,257
Less: Net unrealized losses on HTM securities, net of tax	(4,292)	(2,852)	(3,949)	(4,236)	(3,629)	(4,292)	(3,629)
Tangible assets less net unrealized losses on HTM securities, net of tax (non-GAAP)	$7,992,178	$8,033,286	$7,892,346	$7,673,714	$7,771,628	$7,992,178	$7,771,628
Tangible stockholders’ equity to tangible assets (non-GAAP)	11.76%	11.59%	11.32%	11.21%	9.94%	11.76%	9.94%
Less: Net unrealized losses on HTM securities, net of tax	(0.05)%	(0.03)%	(0.05)%	(0.04)%	(0.04)%	(0.05)%	(0.04)%
Tangible stockholders’ equity to tangible assets reflecting net unrealized losses on HTM securities, net of tax (non-GAAP)	11.71%	11.56%	11.27%	11.17%	9.90%	11.71%	9.90%

	As of and for the quarter ended					As of and for the year ended
($ in thousands, except share and per share amounts)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Tangible book value per share:
Total stockholders' equity (GAAP)	$1,041,366	$1,034,085	$996,599	$964,662	$877,197	$1,041,366	$877,197
Tangible stockholders' equity (non-GAAP)	$940,449	$931,736	$893,599	$861,011	$772,730	$940,449	$772,730
Total shares outstanding	27,709,679	27,665,918	27,443,246	27,442,943	24,960,639	27,709,679	24,960,639
Book value per share (GAAP)	$37.58	$37.38	$36.31	$35.15	$35.14	$37.58	$35.14
Tangible book value per share (non-GAAP)	$33.94	$33.68	$32.56	$31.37	$30.96	$33.94	$30.96
Adjusted net income:
Net income (GAAP)	$16,350	$22,422	$24,560	$12,296	$24,014	$75,628	$103,533
Add non-recurring expenses:
Terminated merger related expenses, net of tax	5,799	1,233	621	2,296	—	9,949	—
Write-off of Guardian Mortgage trade name, net of tax	625	—	—	—	—	625	—
Disposal of ATMs, net of tax	1,542	—	—	—	—	1,542	—
Total adjustments, net of tax	7,966	1,233	621	2,296	—	12,116	—
Adjusted net income (non-GAAP)	$24,316	$23,655	$25,181	$14,592	$24,014	$87,744	$103,533
Adjusted diluted earnings per share:
Diluted earnings per share (GAAP)	$0.58	$0.79	$0.88	$0.45	$0.94	$2.69	$4.08
Add impact of non-recurring expenses:
Terminated merger related expenses, net of tax	0.21	0.05	0.02	0.08	—	0.36	—
Write-off of Guardian Mortgage trade name, net of tax	0.02	—	—	—	—	0.02	—
Disposal of ATMs, net of tax	0.05	—	—	—	—	0.06	—
Adjusted diluted earnings per share (non-GAAP)	$0.86	$0.84	$0.90	$0.53	$0.94	$3.13	$4.08
Adjusted return on average total assets:
Return on average total assets (ROAA) (GAAP)	0.81%	1.13%	1.26%	0.64%	1.26%	0.96%	1.38%
Add impact of non-recurring expenses:
Terminated merger related expenses	0.29%	0.06%	0.03%	0.12%	—%	0.13%	—%
Write-off of Guardian Mortgage trade name	0.03%	—%	—%	—%	—%	0.01%	—%
Disposal of ATMs	0.08%	—%	—%	—%	—%	0.02%	—%
Adjusted ROAA (non-GAAP)	1.21%	1.19%	1.29%	0.76%	1.26%	1.12%	1.38%

	As of and for the quarter ended					As of and for the year ended
($ in thousands, except share and per share amounts)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Adjusted return on average stockholders’ equity:
Return on average stockholders' equity (ROACE) (GAAP)	6.25%	8.79%	10.03%	5.15%	11.19%	7.56%	12.50%
Add impact of non-recurring expenses:
Terminated merger related expenses	2.22%	0.48%	0.25%	0.96%	—%	1.00%	—%
Write-off of Guardian Mortgage trade name	0.24%	—%	—%	—%	—%	0.06%	—%
Disposal of ATMs	0.59%	—%	—%	—%	—%	0.15%	—%
Adjusted ROACE (non-GAAP)	9.30%	9.27%	10.28%	6.11%	11.19%	8.77%	12.50%
Return on average tangible stockholders’ equity
Return on average stockholders’ equity (ROACE)	6.25%	8.79%	10.03%	5.15%	11.19%	7.56%	12.50%
Add: Impact from goodwill and other intangible assets:
Goodwill	0.68%	0.98%	1.18%	0.63%	1.55%	0.87%	1.85%
Other intangible assets	0.47%	0.23%	0.23%	0.30%	0.35%	0.31%	0.53%
Return on average tangible stockholders’ equity (ROATCE)	7.40%	10.00%	11.44%	6.08%	13.09%	8.74%	14.88%
Adjusted return on average tangible stockholders’ equity:
Return on average tangible stockholders' equity (ROATCE)	7.40%	10.00%	11.44%	6.08%	13.09%	8.74%	14.88%
Add impact of non-recurring expenses:
Terminated merger related expenses	2.47%	0.54%	0.29%	1.08%	—%	1.11%	—%
Write-off of Guardian Mortgage trade name	0.26%	—%	—%	—%	—%	0.07%	—%
Disposal of ATMs	0.65%	—%	—%	—%	—%	0.17%	—%
Adjusted ROATCE (non-GAAP)	10.78%	10.54%	11.73%	7.16%	13.09%	10.09%	14.88%
Adjusted total noninterest expense:
Total noninterest expense (GAAP)	$73,673	$64,664	$63,875	$61,828	$52,308	$264,040	$222,793
Less non-recurring expenses:
Terminated merger related expenses	(8,010)	(1,633)	(1,046)	(2,489)	—	(13,178)	—
Write-off of Guardian Mortgage trade name	(828)	—	—	—	—	(828)	—
Disposal of ATMs	(2,042)	—	—	—	—	(2,042)	—
Total adjustments, net of tax	(10,880)	(1,633)	(1,046)	(2,489)	—	(16,048)	—
Adjusted total noninterest expense (non-GAAP)	$62,793	$63,031	$62,829	$59,339	$52,308	$247,992	$222,793

	As of and for the quarter ended					As of and for the year ended
($ in thousands, except share and per share amounts)	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Adjusted efficiency ratio:
Efficiency ratio (GAAP)	74.66%	65.83%	66.42%	66.05%	58.58%	68.28%	59.81%
Less impact of non-recurring expenses:
Terminated merger related expenses	(8.12)%	(1.67)%	(1.09)%	(2.66)%	—%	(3.41)%	—%
Write-off of Guardian Mortgage trade name	(0.84)%	—%	—%	—%	—%	(0.21)%	—%
Disposal of ATMs	(2.07)%	—%	—%	—%	—%	(0.53)%	—%
Adjusted efficiency ratio (non-GAAP)	63.63%	64.16%	65.33%	63.39%	58.58%	64.13%	59.81%
Fully tax equivalent (“FTE”) net interest income and net interest margin:
Net interest income (GAAP)	$77,047	$76,158	$72,899	$70,806	$72,069	$296,910	$293,431
Gross income effect of tax exempt income	1,161	1,132	1,156	1,318	1,270	4,767	5,086
FTE net interest income (non-GAAP)	$78,208	$77,290	$74,055	$72,124	$73,339	$301,677	$298,517
Average earning assets	$7,492,248	$7,430,357	$7,256,763	$7,100,323	$7,066,688	$7,320,696	$6,935,567
Net interest margin	4.11%	4.10%	4.02%	3.99%	4.08%	4.06%	4.23%
Net interest margin on FTE basis (non-GAAP)	4.17%	4.16%	4.08%	4.06%	4.15%	4.12%	4.29%